UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________________
PLIANT THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)
__________________________________________

Delaware	47-4272481
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

260 Littlefield Avenue, South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)
Pliant Therapeutics, Inc. 2020 Stock Option and Incentive Plan
Pliant Therapeutics, Inc. 2020 Employee Stock Purchase Plan
(Full Title of the Plan)
Mike Ouimette
General Counsel and Corporate Secretary
Pliant Therapeutics, Inc.
260 Littlefield Avenue
South San Francisco, CA 94080
(650) 481-6770
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________________________________
Copies to:
Sharon R. Flanagan
Carlton Fleming
Sidley Austin LLP
555 California Street, Suite 2000
San Francisco, CA 94104
(415) 772-1200
_______________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer         ☒         Accelerated filer          ☐
Non-accelerated filer         ☐         Smaller reporting company     ☐
              Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 is filed by Pliant Therapeutics, Inc. (the “Registrant”) for the purpose of registering, (i) 2,996,055 shares of Registrant common stock, par value $0.0001 per share (the “Common Stock”), issuable under the Pliant Therapeutics, Inc. 2020 Stock Option and Incentive Plan (the “2020 Plan”), as a result of the operation of an automatic annual increase provision therein, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on March 9, 2023 (File No. 333-270428), and (ii) 599,211 shares of Common Stock issuable under the 2020 Employee Stock Purchase Plan (the “2020 ESPP”), as a result of the operation of an automatic annual increase provision therein, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on March 1, 2022 (File No. 333-263127) (collectively, with the Registration Statement referenced in clause (i), the “Prior Form S-8s”).
This Registration Statement on Form S-8 relates to securities of the same class as that to which the Prior Form S-8s relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Form S-8s, to the extent relating to the registration of Common Stock issuable under the 2020 Plan and 2020 ESPP, as applicable, are incorporated herein by reference and made part of this Registration Statement on Form S-8, except as amended hereby.
Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this registration statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”). A copy of the prospectus or documents containing the information required by Part I of the Registration Statement will be sent or given to plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Commission:
(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on February 27, 2024;
(b) The Registrant’s Current Report on Form 8-K, filed with the Commission on February 5, 2024; and
(c) The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-39303), filed by the Registrant with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on May 29, 2020, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 16, 2021.
All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or portions thereof that are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of the Registrant’s quarterly report on Form 10-Q filed August 11, 2020 (File No. 001-39303)).
4.2
Second Amended and Restated Bylaws of the Registrant, as currently in effect (Incorporated by reference to Exhibit 3.1 of the Registrant’s current report on Form 8-K filed on September 16, 2022 (File No. 001-39303)).

5.1*	Opinion of Sidley Austin LLP.
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2*	Consent of Sidley Austin (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
99.1
Pliant Therapeutics, Inc. 2020 Stock Option and Incentive Plan and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-238146)).

99.2	Pliant Therapeutics, Inc. 2020 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.3 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-238146)).
107*	Calculation of Filing Fee Table
*    Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of South San Francisco, State of California, on the 27th day of February, 2024.

PLIANT THERAPEUTICS, INC.

By:	/s/ Keith Cummings
Keith Cummings, M.D., MBA
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES
KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitute and appoints Bernard Coulie and Keith Cummings, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement of Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Name	Title	Date

/s/ Bernard Coulie	President, Chief Executive Officer and Director	February 27, 2024
Bernard Coulie, M.D., Ph.D.	Principal Executive Officer

/s/ Keith Cummings	Chief Financial Officer	February 27, 2024
Keith Cummings, M.D., M.B.A.	Principal Financial Officer

/s/ Hoyoung Huh	Chairman of the Board, Director	February 27, 2024
Hoyoung Huh, M.D., Ph.D.

/s/ Suzanne Bruhn	Director	February 27, 2024
Suzanne Bruhn, Ph.D.

/s/ Darren Cline	Director	February 27, 2024
Darren Cline

/s/ David Pyott	Director	February 27, 2024
David Pyott
/s/ Gayle Crowell	Director	February 27, 2024
Gayle Crowell

/s/ John Curnutte	Director	February 27, 2024
John Curnutte, M.D.

/s/ Katharine Knobil	Director	February 27, 2024
Katharine Knobil, M.D.

/s/ Thomas McCourt	Director	February 27, 2024
Thomas McCourt

/s/ Smital Shah	Director	February 27, 2024
Smital Shah